Filed Pursuant to Rule 424(b)(3)
Registration No. 333-284380

PROSPECTUS

125,710,335 Shares

Common Stock

This prospectus relates to the proposed resale from time to time by the selling stockholders named herein, together with any additional selling stockholders listed in a prospectus supplement (together with any of such stockholders’ donees, pledgees, transferees or other successors-in-interest), of up to an aggregate of 125,710,335 shares of our common stock, par value $0.0001 per share, or the Shares, which consists of (i) 55,871,260 shares of our common stock held by the selling stockholders, or the PIPE Shares, and (ii) 69,839,075 shares of our common stock issuable upon the exercise of outstanding warrants, or the Warrants, to purchase shares of our common stock held by the selling stockholders, all of which were issued by us at the closing of a private placement on December 30, 2024, or the Private Placement.

We are registering the offer and sale of the Shares from time to time by the selling stockholders to satisfy the registration rights they were granted in connection with the Private Placement. We will not receive any proceeds from the sale of the Shares by the selling stockholders. We will, however, receive the net proceeds of any Warrants exercised for cash. The selling stockholders may offer and sell or otherwise dispose of the Shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of Shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the Shares. SEE THE SECTION TITLED “PLAN OF DISTRIBUTION” ON PAGE 11 FOR MORE INFORMATION ABOUT HOW THE SELLING STOCKHOLDERS MAY SELL OR DISPOSE OF THEIR SHARES.

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “VOR.” On January 28, 2025, the closing price of our common stock was $1.37 per share.

Investing in shares of our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 29, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, the selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.”

This prospectus may be supplemented from time to time by one or more prospectus supplements. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” before deciding to invest in any shares being offered.

Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or any free writing prospectus that we have authorized. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated, all references in this prospectus to “Vor,” “we,” “us,” “Vor Biopharma,” “Vor Bio” and “our,” and similar designations, except where the context requires otherwise, refer collectively to Vor Biopharma Inc. and its consolidated subsidiary.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the risks of investing in our common stock discussed in the section titled “Risk Factors” and under similar headings in our filings with the SEC which are incorporated by reference in this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus, before making an investment decision.

Company Overview

We are a clinical-stage company harnessing the power of cell and genome engineering to develop potentially transformative therapies in acute myeloid leukemia, or AML, a devastating disease with few treatment options. AML is the most common type of acute leukemia in adults and one of the deadliest and most aggressive blood cancers, affecting approximately 20,000 newly diagnosed patients each year in the United States. Leveraging our expertise in hematopoietic stem cell, or HSC, biology and genome engineering, we genetically modify HSCs to remove surface targets and then provide these cells as hematopoietic cell transplants to patients. Once these cells engraft into bone marrow, the patient’s healthy cells are shielded because they no longer express the surface target, leaving only the cancerous cells exposed. We believe this will unlock the potential of targeted therapies to selectively destroy cancerous cells while shielding healthy cells. As a result, our shielded transplants are designed to limit the on-target toxicities associated with these targeted therapies, thereby enhancing their utility, and broadening their applicability. We intend to pair our shielded transplants with targeted therapeutics such as antibody drug conjugates or VCAR33ALLO, a chimeric antigen receptor T cell therapy designed to target CD33, to bring potentially transformative outcomes to patients and establish a new standard of care Treatment System in AML.

The Private Placement

On December 26, 2024, we entered into a securities purchase agreement, or the Purchase Agreement, with certain qualified institutional buyers, or the Investors, pursuant to which we, in a private placement, agreed to issue and sell to the Investors an aggregate of (i) 55,871,260 PIPE Shares and (ii) accompanying Warrants to purchase up to 69,839,075 Warrant Shares at a combined price per PIPE Share and accompanying Warrant of $0.99425, for gross proceeds of approximately $55.6 million, before deducting placement agent fees and other expenses. The closing of the Private Placement occurred on December 30, 2024.

Each Warrant has an exercise price of $0.838 per Warrant Share. The Warrants are exercisable immediately and will expire seven years from the date of issuance. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 9.99% of our outstanding Common Stock immediately after exercise, which percentage may be changed at the holder’s election to any other percentage no greater than either (i) 49.99% or (ii) such percentage that, if the Warrant was exercised to the fullest extent, would not result in a change of control under Nasdaq Stock Market Listing Rule 5635(b) or any successor rule, upon 61 days’ notice to us, subject to the terms of such Warrant.

In connection with the Private Placement, we also entered into a registration rights agreement, dated December 26, 2024, or the Registration Rights Agreement, with the Investors. Pursuant to the terms of the Registration Rights Agreement, we agreed to file a registration statement to register for resale the PIPE Shares and the Warrant Shares within 30 days of the closing date of the Private Placement and to use reasonable efforts to have the registration statement declared effective at the earliest possible date but no later than the earlier of

(a) the 75th calendar day following the initial filing date of the registration statement if the SEC notifies us that it will review the registration statement and (b) the fifth business day after the date the SEC notifies us that the registration statement will not be reviewed or be subject to further review. The registration statement of which this prospectus forms a part is being filed to satisfy the requirements of the Registration Rights Agreement.

Company Information

We were incorporated under the laws of the State of Delaware in December 2015. Our principal executive offices are located at 100 Cambridgepark Drive, Suite 101, Cambridge, Massachusetts 02140. Our telephone number is (617) 655-6580. Our internet website address is www.vorbio.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities. The inclusion of our website address in this prospectus is only an inactive textual reference.

VOR BIOPHARMA and our Vor Biopharma logo, and our other trademarks or service marks appearing in this prospectus, are our property. This prospectus and the information incorporated herein by reference contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

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reduced obligations with respect to financial data, including only being required to present two years of audited financial statements, in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and

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an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on financial statements.

We may take advantage of these provisions until we no longer qualify as an emerging growth company. We will cease to qualify as an emerging growth company on the date that is the earliest of: (i) December 31, 2026, (ii) the last day of the fiscal year in which we have more than $1.235 billion in total annual gross revenues, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, or (iv) the date on which we have issued more than $1.0 billion of non-convertible debt over the prior three-year period. We may choose to take advantage of some but not all of these reduced reporting burdens. We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies, which may make comparison of our financials to those of other public companies more difficult. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our share price.

We are also a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

The Offering

Common Stock Offered by the Selling Stockholders	125,710,335 Shares, consisting of (i) 55,871,260 PIPE Shares and (ii) 69,839,075 Warrant Shares.

Terms of the Offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of Proceeds	We will not receive any of the proceeds from the sale of the Shares in this offering. The selling stockholders will receive all of the proceeds from the sale of the Shares hereunder. We will, however, receive the net proceeds of any Warrants exercised for cash.

Risk Factors	An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference in the section titled “Risk Factors” and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus.

Nasdaq Global Select Market Symbol	Our common stock is listed on The Nasdaq Global Select Market under the symbol “VOR.”

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, any prospectus supplement and any free writing prospectus that we may authorize. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to the Ownership of Our Common Stock

A substantial number of shares of our common stock may be sold in the market following the effective date of the registration statement of which this prospectus forms a part, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following the effective date of the registration statement of which this prospectus forms a part could cause the market price of our common stock to decline. A substantial majority of our outstanding common stock is freely tradable without restriction or further registration required under the Securities Act of 1933, as amended, or the Securities Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

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the timing, progress and results of our preclinical studies and clinical trials of our product candidates, including statements regarding the timing and pace of initiation, enrollment and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and plans with respect to our research and development programs;

•	the timing and success of our in-house or third-party clinical manufacturing capabilities and efforts;

•	the timing of any submission of filings for regulatory approval of, and our ability to obtain and maintain regulatory approvals for, our product candidates for any indication;

•	our ability to identify patients with the diseases treated by our product candidates, and to enroll patients in trials;

•	our expectations regarding the market acceptance and opportunity for and clinical utility of our product candidates, if approved for commercial use;

•	our expectations regarding the scope of any approved indication for any product candidate;

•	our ability to successfully commercialize our product candidates;

•	our estimates of our expenses, ongoing losses, future revenue, capital requirements, our need for or ability to obtain additional funding and our ability to continue as a going concern;

•	our ability to establish or maintain collaborations or strategic relationships;

•	our ability to identify, recruit and retain key personnel, including executive officers and members of management;

•	our reliance upon intellectual property licensed from third parties and our ability to obtain such licenses on commercially reasonable terms or at all;

•	our ability to protect and enforce our intellectual property position for our product candidates, and the scope of such protection;

•	our financial performance;

•	the period over which we estimate our existing cash, cash equivalents and marketable securities will be sufficient to fund our future operating expenses and capital expenditure requirements;

•	our competitive position and the development of and projections relating to our competitors or our industry;

•	the impact of laws and regulations; and

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the section titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus, together with the documents we have filed with the SEC that are incorporated by reference, any prospectus supplement and any free writing prospectus that we may authorize completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares in this offering. The selling stockholders will receive all of the proceeds from the sale of the Shares hereunder.

We will, however, receive the net proceeds of any Warrants exercised for cash. If exercised for cash, the Warrants would result in gross proceeds to us of up to approximately $58.5 million. We expect to use any net proceeds from the exercise of the Warrants to fund clinical and preclinical development of our pipeline candidates and for general corporate purposes. The Warrants are immediately exercisable and will expire on December 30, 2031.

The Warrants are only exercisable for cash, except where there is no effective registration statement registering at the time of exercise, or the prospectus contained therein is not available for the issuance of, the shares issuable upon exercise of Warrants, in which case the Warrants may be exercised on a cashless basis. If any of the Warrants are exercised on a cashless basis, we would not receive any cash payment upon any such exercise.

We will bear the out-of-pocket costs, expenses and fees, including a specified amount of outside counsel fees of the Investors, incurred in connection with the registration of the Shares to be sold by the selling stockholders pursuant to this prospectus. Other than registration expenses, the selling stockholders will bear their own broker or similar commissions payable with respect to sales of the Shares.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders consist of (i) the PIPE Shares issued to the selling stockholders in the Private Placement and (ii) the Warrant Shares issuable to the selling stockholders upon exercise of the Warrants issued in the Private Placement. For additional information regarding the issuance of the PIPE Shares and accompanying Warrants, see the section “Prospectus Summary—Private Placement” above. We are registering the resale of the PIPE Shares issued to the selling stockholders and the Warrant Shares issuable upon exercise of the Warrants in order to satisfy certain registration obligations that we granted the selling stockholders in connection with the purchase of the Shares.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. This information has been obtained from the selling stockholders or in Schedules 13G or 13D and other public documents filed with the SEC. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of shares of common stock, PIPE Shares and Warrants, as of January 8, 2025, after giving effect to any limitations on exercise. The third, fourth and fifth columns assume the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The percentage of shares beneficially owned after the offering in the fifth column is based on 124,780,785 shares of common stock outstanding as of January 8, 2025.

In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of the sum of (i) the number of PIPE Shares issued to the selling stockholders in the Private Placement and (ii) the maximum number of Warrant Shares issuable upon exercise of the Warrants issued in the Private Placement. This maximum amount is determined as if the outstanding Warrants were exercised in full as of January 8, 2025, subject to adjustment as provided in the Registration Rights Agreement and without regard to any limitations on the exercise of the warrants. Under the terms of the Warrants, a selling stockholder may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of the number of shares of our common stock outstanding following such exercise (for purposes of the denominator, immediately after giving effect to the issuance of shares of common stock to be issued upon the applicable exercise of such Warrant), which percentage may be changed at the selling stockholder’s election to any other percentage no greater than either (i) 49.99% or (ii) such percentage that, if the Warrant was exercised to the fullest extent, would not result in a change of control under Nasdaq Stock Market Listing Rule 5635(b) or any successor rule, upon 61 days’ notice to us, subject to the terms of the Warrants. The number of shares in the third column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See the section “Plan of Distribution.”

Pursuant to the Purchase Agreement with the Investors in the Private Placement, we agreed:

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to appoint one individual designated by each of Reprogrammed Interchange LLC, or Reprogrammed, and such designated appointee, the Reprogrammed Appointed Director, and RA Capital Healthcare Fund, L.P., or RACHF, and such designated appointee, the RA Appointed Director, to our board of directors, or the Board, as a Class III director and a Class II director, respectively, subject to approval by the Board upon the recommendation of the Nominating & Corporate Governance Committee of the Board, for so long as Reprogrammed and RACHF, respectively, together with their respective Affiliates (as such term is defined in Rule 13d-3 of the Exchange Act) continue to beneficially own at least 4.99% or more of our then issued and outstanding common stock; and

•	to invite one individual designated by each of Reprogrammed and RACHF, and reasonably acceptable to us, to attend and participate, subject to certain conditions, in all meetings of the Board, in a nonvoting observer capacity for so long as Reprogrammed and RACHF, respectively, together with their respective Affiliates (as such term is defined in Rule 13d-3 of the Exchange Act) continue to beneficially own at least 4.99% or more of our then issued and outstanding common stock.

Joshua Resnick, M.D., a member of the Board before the parties entered into the Purchase Agreement, is deemed to be the RA Capital Appointed Director for purposes of the terms of the Purchase Agreement. On January 6, 2025, the Board, upon recommendation of the Nominating & Corporate Governance Committee of the Board, appointed to the Board, as the Reprogrammed Appointed Director, Mr. Erez Kalir. Except as otherwise disclosed herein, the selling stockholders do not have, and within the past three years have not had, any position, office or other material relationship with us.

				Beneficial Ownership After This Offering
Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to This Offering		Number of Shares Being Offered in This Offering(1)	Number of Shares	Percent of Shares
Reprogrammed Interchange LLC	38,974,101	(2)	87,691,727	—	—
RA Capital Management, L.P.	39,709,850	(3)	38,018,608	22,812,691	11.72%

(1)

For the purpose of the calculations of the number of shares being offered in this offering pursuant to this prospectus we are assuming, in accordance with the Registration Rights Agreement, the exercise in full of all of the Warrants without regard to any beneficial ownership limitations on exercise as described above and as set forth in the Warrants.

(2)

Consists of 38,974,101 PIPE Shares held by Reprogrammed. Excludes 48,717,626 Warrant Shares issuable to Reprogrammed upon exercise of the Warrant issued to Reprogrammed in the Private Placement, which Warrant is not exercisable within 60 days of January 8, 2025 by virtue of the beneficial ownership limitations described above. Reid Hoffman may be deemed to beneficially own the shares held by Reprogrammed by virtue of his relationship with such entity. The principal business address of Mr. Hoffman is 101 Mission Street, Suite 1000, San Francisco, CA 94105.

(3)

Consists of (i) 37,820,713 shares held by RA Capital Healthcare Fund L.P., or RACHF, including 16,897,159 PIPE Shares, (ii) 1,825,326 shares held by RA Capital Nexus Fund, L.P., or RACNF, and (iii) 63,811 shares issuable upon exercise of stock options vested within 60 days of January 8, 2025 held by Josh Resnick, a member of our board of directors, for the benefit of RA Capital Management, L.P. Excludes 21,121,449 Warrant Shares issuable to RACHF upon exercise of the Warrant issued to RA Capital in the Private Placement, which Warrant is not exercisable within 60 days of January 8, 2025 by virtue of the beneficial ownership limitations described above. RA Capital Healthcare Fund GP, LLC is the general partner of RACHF and RA Capital Nexus Fund GP, LLC is the general partner of RACNF. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for RACHF and RACNF and may be deemed a beneficial owner, for purposes of Section 13(d) of the Exchange Act, of any of our securities held by RACHF and RACNF. RACHF and RACNF have delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in RACHF’s and RACNF’s portfolio, including the shares of common stock offered hereby. Because RACHF and RACNF have divested themselves of voting and investment power over the reported securities they hold and may not revoke that delegation on less than 61 days’ notice, RACHF and RACNF disclaim beneficial ownership of the securities they hold for purposes of Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Exchange Act, of any of our securities beneficially owned by RA Capital. The principal business address of the persons and entities listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, affiliates, partners, stockholders or other equityholders of the selling stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgees, transferees or other successors-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the donees, transferees, pledgees or other successors-in-interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS

Cooley LLP, New York, New York, will pass upon the validity of the shares of common stock offered hereby. As of the date of this prospectus, GC&H Investments, LLC and GC&H Investments, a California partnership, which are entities beneficially owned by current and former partners and associates of Cooley LLP, beneficially hold an aggregate of 35,350 shares of our common stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Vor. The address of the SEC website is www.sec.gov.

We maintain a website at www.vorbio.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website address as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-39979):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 20, 2024;

•	our Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2024, as amended on August 8, 2024; August 8, 2024; and November 11, 2024;

•

our Current Reports on Form 8-K filed with the SEC on January 5, 2024; May  2, 2024; May  28, 2024; June  10, 2024; August  30, 2024; September  5, 2024; September  30, 2024; December  9, 2024; December  27, 2024; and January 8, 2025 (to the extent the information in such reports is filed and not furnished);

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2024; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on February  1, 2021, as updated by the description of the Registrant’s capital stock contained in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2021, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of our common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Vor Biopharma Inc.

Attn: Investor Relations

100 Cambridgepark Drive, Suite 101

Cambridge, Massachusetts 02140

(617) 655-6580

125,710,335 Shares

Common Stock

PROSPECTUS